UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 3, 2008

VELOCITY EXPRESS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28452	87-0355929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North Bldg. B, Suite 300 Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (203) 349-4160

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 5, 2008, Velocity Express Corporation (the “Company”) received a Nasdaq Staff Deficiency Letter stating that for 30 consecutive trading days, the Company’s common stock has not maintained a minimum market value of publicly held shares of $1,000,000 as required for continued inclusion by Nasdaq Marketplace Rule 4310(c)(7). As required by Marketplace Rule 4803(a), the Company has issued a press release that discloses receipt of the Letter and the Nasdaq rules upon which it is based. A copy of the press release is attached as an exhibit to this Form 8-K.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in its Quarterly Report on Form 10-Q filed on May 19, 2008, the holders of the Company’s 12% Senior Secured Notes issued under an Indenture dated July 3, 2006, as amended, consented to a Fourth Supplemental Indenture modifying the indenture governing their Senior Notes. The Fourth Supplemental Indenture, filed as an exhibit to a Form 8-K on June 12, 2008, provides for two holder representatives on the Company’s Board of Directors, that the number of directors should not exceed six, and that the Company enter into a consulting agreement with one of the holder representatives. Therefore, on September 3, 2008, the Board of Directors of the Company elected Bradley E. Scher and Charles Macaluso as directors, to fill two vacancies on the Board. One vacancy resulted from James Brown’s declining to be nominated as a director at the Company’s annual meeting held on December 6, 2007, as reported in a Form 8-K filed on December 6, 2007. The other vacancy resulted from Leslie E. Grodd’s resignation from the Board on September 3, 2008, to allow a second holder representative to be elected as a director without increasing the size of the Board beyond six directors, as provided in the Fourth Supplemental Indenture.

Bradley E. Scher is a managing member of Ocean Ridge Capital Advisors, LLC. He has participated in the management of investment funds, advised on financings and evaluated investment situations in his management and/or advisory roles at companies including Ocean Ridge Capital Advisors, PPM America, Teachers Insurance and Annuity Association of America, The Travelers Companies (Hartford), and Chemical Bank. Mr. Scher has served as an audit committee member and director for both private and public entities.

Ocean Ridge Capital Advisors, LLC and the Company have entered into a consulting agreement with an aggregate value of $98,000, as provided in the Fourth Supplemental Indenture.

Charles Macaluso is a founding principal and the chief executive officer of Dorchester Capital Advisors (formerly East Ridge Consulting, Inc.), a management consulting and corporate advisory firm founded in 1996. From March 1996 to June 1998, Mr. Macaluso was a partner at Miller Associates, Inc., a company principally involved in corporate workouts. From 1989 to 1996, he was a partner at The Airlie Group, LLP, a fund specializing in leveraged buyout, mezzanine and equity investments. He currently serves as chairman of the board of Lazy Days, RV, is the lead director of Darling International and Geo Specialty Chemical and a member of the audit committee of O’Sullivan Industries. He also serves on the board of directors of RBX Industries.

Additionally, on September 3, 2008, the Board of Directors approved a new director compensation arrangement. This new arrangement provides that each director who is independent under the Nasdaq Marketplace Rules will receive a $40,000 annual base fee. Additionally, the Company’s independent directors will receive annual fees for their service on the committees of the Board of Directors as follows:

Annual Fee for Serving as:	Richard A. Kassar	John J. Perkins	Bradley E. Scher	Charles Macaluso

Audit Committee Chair	$8,000

Audit Committee Member		$5,000		$5,000

Compensation Committee Chair		$4,000

Compensation Committee Member	$2,000

Nominating and Corporate Governance Committee Chair		$4,000

Nominating and Corporate Governance Committee Member	$2,000		$2,000

Alexander Paluch and Vincent A. Wasik, who are not independent directors under the Nasdaq Marketplace Rules, will not receive any compensation for their service as directors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated September 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

Date: September 9, 2008